ATSG REPORTS RESULTS FOR FIRST QUARTER 2011
Income Affected By Non-Cash Refinancing Charges, ACMI Services Operations
Announces Placement of Additional Aircraft

WILMINGTON, Ohio, May 10, 2011 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results for its first quarter ended March 31, 2011, as compared with results for the first quarter of 2010:

•
Pre-tax earnings from continuing operations were $4.6 million, compared with $10.8 million in the first quarter of 2010. Adjusted pre-tax earnings from continuing operations totaled $11.4 million, up 57 percent from $7.2 million during the first quarter of 2010.

The quarter included $6.8 million in non-cash charges related to early termination of an existing credit facility, which was replaced by a new five-year credit agreement under more favorable terms. Earnings from ATSG's CAM aircraft leasing operations more than doubled, but ACMI Services operated at a loss, principally because of unanticipated levels of maintenance-related aircraft downtime. Adjusted pre-tax earnings exclude non-cash refinancing charges of $6.8 million recognized in the first quarter of 2011 and $3.6 million from severance and retention activities in the prior year quarter. Adjusted pre-tax earnings is a non-GAAP measure of financial performance. A reconciliation of ATSG's first-quarter adjusted pre-tax earnings to GAAP pre-tax earnings is included in this press release.

•	Net earnings were $2.8 million, or $0.04 per share diluted, compared with $7.2 million, or $0.12 per share diluted in the year-earlier quarter.
Net earnings in the first quarter of 2011 included a loss of $0.1 million from discontinued operations, compared with a positive $0.4 million in the first quarter of 2010. Because of tax-loss carry-forwards, ATSG expects its cash obligations for federal income tax to be nominal through 2013.

•	First-quarter Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from continuing operations was $37.8 million, up 14 percent from the first quarter of 2010.
Adjusted EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG's first-quarter EBITDA to GAAP Net Income is included in this press release.

•	Revenues increased 9 percent to $175.1 million, due to increased leased aircraft revenues as well as a higher customer-reimbursed jet fuel price.
Joe Hete, President and CEO of ATSG, said, “As we discussed in our news release on May 2, our first quarter results were significantly affected by our decision to replace our former credit agreement with a new, lower-cost facility, which will better enable us to reach or exceed our rate-of-return goals as we invest for growth. The results also reflected reduced performance from our ACMI Services businesses, which fell short of our expectations during the first quarter due primarily to an unanticipated increase in maintenance-driven aircraft downtime. We have taken steps to restore service to customers more rapidly when aircraft maintenance issues arise, especially in remote locations.”
ATSG said that it signed agreements for a new five-year, $325 million credit facility led by SunTrust

Bank on May 9, replacing the facility which was due to expire on December 31, 2012. The new facility includes lower up-front fees, an initial rate reduction on the variable-rate portion of the facility, and significantly more flexibility to tailor ATSG's capital structure to its growth investment opportunities. The reduction in up-front loan initiation fees as compared to the previous credit facility will reduce the annual amortization of such fees into ATSG's interest expense by approximately $1.2 million.
The new credit facility includes a fixed-rate term loan of $150 million and a $175 million revolver, with an additional accordion feature of $50 million. At ATSG's current debt-to-EBITDA leverage, the variable rate portion of the new facility will initially be priced at the 90-day London Interbank Offered Rate (LIBOR) plus 2 percentage points, 25 basis points lower than the rate on the former facilities.
Interest in the new facility was high, resulting in a significant over-subscription of offered commitments from participating banks. Joint lead bank responsibilities in the bank consortium will be shared by Regions and JPMorgan Chase.
Operating Results
CAM Leasing
Cargo Aircraft Management (CAM) recorded substantial increases in revenues and pre-tax profits during the first quarter, compared with the year-earlier period. Comparisons with the first quarter of 2010 are affected by the March 31, 2010 agreements with DHL, under which CAM agreed to provide 13 767 freighters to DHL under seven-year leases. Twelve of those 13 aircraft are now leased to DHL by CAM and the thirteenth aircraft lease is expected in May. ABX Air operates the CAM-owned 767s for DHL, plus four additional DHL-owned 767s, under a separate CMI (Crew, Maintenance & Insurance) agreement.
CAM's revenues were $32.1 million during the first quarter, up 80 percent from $17.8 million in 2010. Segment pre-tax earnings were $13.5 million, more than double the $6.5 million CAM earned in the first quarter of 2010. At the end of March 2011, CAM had 61 aircraft under lease, 17 of which were to third parties. CAM's first-quarter 2011 revenues from third-party leased aircraft were $14.1 million.
ACMI Services
Revenue-generating block hours for this segment increased by 12 percent compared with the first quarter of 2010, reflecting two more aircraft in service compared to a year ago. First-quarter revenues from airline services were $102.5 million, down 13 percent from $117.4 million in the first quarter of 2010, when those revenues included compensation for aircraft depreciation and aircraft maintenance expense under the former cost plus agreement with DHL. Since April 2010, revenues for the DHL aircraft have been reflected in CAM's lease revenues, while compensation related to maintenance for the DHL aircraft has been reflected as other reimbursable revenue.
The first-quarter pre-tax loss from ACMI Services was $2.5 million. That compares with a profit of $7.4 million in the first quarter of 2010 that also included $3.6 million in earnings from severance and retention payments from DHL. Those non-recurring payments were related to the restructuring of DHL's express package operations in the U.S.
ATSG's cargo airlines, and in particular Air Transport International, experienced significant operating challenges during the first quarter that affected pre-tax results. Principal factors were unanticipated costs to repair a Boeing 767 freighter prior to deployment to a leased customer, and revenue shortfalls and operating expense increases due to unanticipated downtime for DC-8 combi and 767 aircraft operating in remote locations.

Other Activities
Revenues from other businesses rose 46 percent to $25.4 million from $17.5 million. These businesses had a combined pre-tax profit of $1.7 million in the first quarter of 2011, compared with a loss of $1.3 million a year earlier. Results primarily reflect gains from amortized reductions in ABX Air's employee post-retirement obligations, and from management of workers compensation programs under agreements with DHL that became effective in the second quarter of 2010.
Aircraft Placements
ATSG reported continued progress on securing customer agreements for the six 767-200 and three 767-300 aircraft that are due to complete freighter modification during the last nine months of 2011. The first of the 767-200 aircraft entered revenue service in April under an ACMI agreement with West Atlantic in Europe. As announced in February, CAM executed a long term 767-200 dry lease agreement with RIO Linhas Aéreas, S.A. of Brazil for one 767-200, and this week executed an agreement for a second 767-200 dry lease to RIO. Both dry lease agreements are for 59 month terms with the first aircraft scheduled for delivery in early summer and the second aircraft in the fall of 2011. The demand and interest remains high for the remaining three 767-200 freighters, and the Company is in negotiations with multiple carriers to contract for them as they become available.
The Company also reported that it will complete the freighter modification of the first of three 767-300 aircraft in May. The aircraft will be operated by Air Transport International ("ATI") under an ACMI agreement with a customer serving markets between North and South America beginning in mid-June. This week, ATI executed a three year ACMI agreement to operate the remaining two 767-300 freighters for a different customer serving markets in the Americas and Europe, with one aircraft to begin service during each of the last two quarters of 2011.
Hete added that “Our goals for 2011 are the same as they were for 2010: to generate strong cash flow for shareholders as we acquire, convert, deploy, maintain and operate freighter aircraft for some of the world's leading air-cargo network operators, with margins that reflect our unique ability to deliver complete air cargo solutions for our customers. We are proceeding with our plans to deploy eight additional 767 freighters to lease and ACMI customers during the remainder of 2011, and to acquire additional feedstock aircraft we can profitably convert and deploy in 2012. This past week, we agreed with Qantas on the purchase of an additional 767-300 passenger aircraft which will be acquired in late June and converted to a freighter early next year.”
Conference Call
ATSG will host a conference call at 3:00 p.m. Eastern time today to review its financial results for the first quarter of 2011. Participants should dial 800-706-7748 and international participants should dial 617-614-3473 ten minutes before the scheduled start of the call and ask for conference pass code 59151465. The call also will be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone beginning at 5:00 p.m. today and continuing through Tuesday, May 17, 2011, at 888-286-8010 (international callers 617-801-6888); use pass code 78710799. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the largest owner and operator of converted Boeing 767 freighter aircraft in the world. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ABX Air's ability to maintain on-time service and control costs under its new operating agreement with DHL, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
REVENUES	$175,127	$160,944

OPERATING EXPENSES
Salaries, wages and benefits	46,348	47,250
Fuel	39,676	30,606
Depreciation and amortization	22,371	20,800
Maintenance, materials and repairs	21,306	17,769
Landing and ramp	6,405	6,948
Travel	6,310	5,192
Rent	5,640	3,735
Insurance	2,350	2,838
Other operating expenses	9,292	9,906
	159,698	145,044
OTHER INCOME (EXPENSE)
Interest income	66	73
Interest expense	(4,103)	(5,189)
Charges related to termination of credit agreement	(6,802)	—
	(10,839)	(5,116)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,590	10,784

INCOME TAX EXPENSE	(1,709)	(4,034)

EARNINGS FROM CONTINUING OPERATIONS	2,881	6,750

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(117)	405

NET EARNINGS (LOSS)	$2,764	$7,155

EARNINGS PER SHARE - Basic
Continuing operations	$0.04	$0.11
Discontinued operations	—	0.01
NET EARNINGS PER SHARE	$0.04	$0.12

EARNINGS PER SHARE - Diluted
Continuing operations	$0.04	$0.11
Discontinued operations	—	0.01
NET EARNINGS PER SHARE	$0.04	$0.12

WEIGHTED AVERAGE SHARES
Basic	63,131	62,792
Diluted	63,936	63,605

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,652	$46,543
Accounts receivable, net of allowance of $1,071 in 2011 and $1,090 in 2010	40,248	40,876
Inventory	7,195	7,205
Prepaid supplies and other	11,412	10,132
Deferred income taxes	12,879	12,879
TOTAL CURRENT ASSETS	110,386	117,635

Property and equipment, net	686,017	658,756
Other assets	20,693	25,227
Intangibles	9,054	9,259
Goodwill	89,777	89,777
TOTAL ASSETS	$915,927	$900,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$53,733	$40,558
Accrued salaries, wages and benefits	22,702	24,145
Accrued expenses	11,715	12,144
Current portion of debt obligations	12,741	36,591
Unearned revenue	10,726	10,794
TOTAL CURRENT LIABILITIES	111,617	124,232
Long-term debt obligations	278,924	265,937
Post-retirement liabilities	115,622	116,614
Other liabilities	60,304	52,048
Deferred income taxes	42,529	39,746

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,165,906 and 63,652,228 shares issued and outstanding in 2011 and 2010, respectively	642	637
Additional paid-in capital	518,488	518,925
Accumulated deficit	(168,487)	(171,251)
Accumulated other comprehensive loss	(43,712)	(46,234)
TOTAL STOCKHOLDERS’ EQUITY	306,931	302,077
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$915,927	$900,654

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended March 31,
	2011	2010
Revenues:
CAM Leasing	$32,128	$17,802
ACMI Services
Airline services	102,450	117,389
Other Reimbursables	44,255	25,324
Severance and Retention activities	—	4,000
Total ACMI Services	146,705	146,713
Other Activities	25,438	17,453
Total Revenues	204,271	181,968
Eliminate internal revenues	(29,144)	(21,024)
Customer Revenues	$175,127	$160,944

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	13,466	6,539
ACMI Services
Airline services	(2,510)	3,834
Severance and Retention activities	—	3,549
Total ACMI Services	(2,510)	7,383
Other Activities	1,654	(1,336)
Net, unallocated interest expense	(1,218)	(1,802)
Charges related to termination of credit agreement	(6,802)	—
Total Pre-tax Earnings	$4,590	$10,784

Adjustments to Pre-tax Earnings:
Add Charges related to termination of credit agreement	6,802	—
Less Severance and Retention activities	—	(3,549)
Adjusted Pre-tax Earnings	$11,392	$7,235

Notes: In conjunction with the recent execution of a new credit facility, the Company terminated its previous credit agreement and recorded a charge of $6.8 million to write-off unamortized debt origination costs associated with that credit agreement and recognize losses for certain interest rate swaps which had been designated as hedges of the previous debt. Severance and Retention activities reflect compensation from DHL for ABX's costs and efforts to support DHL's U. S. network restructuring in 2008 through March 2010. Other Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the Severance and Retention agreement with DHL, plus charges related to the termination of the Company's former credit agreement in conjunction with the refinancing of the Company's debt. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended
	March 31,
	2011	2010

Earnings from Continuing Operations Before Income Taxes	$4,590	$10,784
Interest Income	(66)	(73)
Interest Expense	4,103	5,189
Depreciation and Amortization	22,371	20,800
EBITDA from Continuing Operations	$30,998	$36,700
Add Charges related to termination of credit agreement	6,802	—
Less Severance and Retention activities	—	(3,549)

Adjusted EBITDA from Continuing Operations	$37,800	$33,151

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense a Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less amounts related to the Severance and Retention Agreement with DHL which ended in March 2010 plus charges related to the termination of the Company's former credit agreement in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.